CONSULTING AGREEMENT

	This Agreement made as of May 1, 1999, by and between USCI, INC., a Delaware corporation, having its business address at 6115-A Jimmy Carter Blvd., Norcross GA 30071 (hereinafter the "Company") and Howard Zuckerman, with an address of 6 Sands Point Rd., Monsey NY 10952 (hereinafter "Consultant").

	WHEREAS, the Consultant has rendered consulting services to the Company and agrees to continue to render consulting services to the Company;

	NOW THEREFORE, in consideration of the mutual promises contained herein and on the terms and conditions hereinafter set forth, the Company and Consultant agree as follows:

	1.	Provision of Services.

	(a) Consultant agrees, to the extent reasonably required in the conduct of the business of the Company, to place at the disposal of the Company his judgment and experience and to provide business development services to the Company including the following:

		(i)	evaluate the Company's managerial and financial
requirements and assist in financial arrangements;

		(ii)	assist when requested by the Company in recruiting,
screening, evaluating and recommending key personnel, directors, accountants, commercial and investment bankers, underwriters, attorneys, and other professional consultants;

		(iii)	assist in the negotiation of settlement of claims of trade
creditors and others;

		(iv) 	assist in preparation of budgets and business plans;

		(v)	 advise with regard to Company operation;

		(vi)	retain outside professionals to provide specialized
services to the Company, including attorneys, accountants and consultants;

	(b) Consultant agrees to use his best efforts in the furnishing of advice and recommendations.

	(c) The Company will instruct its officers and other employees that they are to follow Consultant's instructions and advice with respect to Company matters.

	2.	Compensation.  In consideration of Consultant's services, the
Company agrees to pay the Consultant a non-refundable consulting fee of (i) $100,000 through the issuance of 5,000,000 shares of Common Stock of the Company, and (ii) the amount of $12,000 per month to the Consultant, or his designee(s), payable in advance during the term of this Agreement.
Consultant hereby accepts such compensation. The Company agrees to reimburse Consultant for reasonable expenses incurred by the Consultant in connection with services hereunder.

	3.	Expenses Payment Schedule.  Consultant will invoice the Company in advance for his estimated expenses for each month. Payment of invoices will be due upon receipt. A reconciliation of actual versus estimated expenses will be made and adjusted on a monthly basis.

	4.	Liability of Consultant.  In furnishing the Company with
management advice and other services as herein provided, the Consultant shall not be liable to the Company or its creditors for errors of judgment or for anything except willful malfeasance, bad faith or gross negligence in the performance of his duties or reckless disregard of his obligations and duties under the terms of this Agreement.

	It is further understood and agreed that Consultant may rely upon information furnished to him reasonably believed to be accurate and reliable and that, except as herein provided, Consultant shall not be accountable for any loss suffered by the Company by reason of the Company's action or non-action on the basis of any advice, recommendation or approval of the Consultant.

	At all times during and after the date of this Agreement, the Company shall indemnify the Consultant to the fullest extent permitted by law for all expenses, costs, liabilities and legal fees which the Consultant may incur in the discharge of his services hereunder and shall at all times maintain appropriate provisions in its articles of incorporation and bylaws which mandate that the Company provide such indemnification.

	5.	Status of Consultant.  Consultant shall be deemed to be an
independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act or represent the Company.

	6.	Other Activities of Consultant. The Company recognizes that
Consultant now renders and may continue to render management and other services to other companies which may or may not have policies and conduct activities similar to those of the Company. Consultant shall be free to render such advice and other services and the Company hereby consents thereto. Consultant shall not be required to devote his full time and attention to the performance of his duties under this Agreement, but shall devote only so much of his time and attention as he deems reasonable or necessary for such purposes.

	7.	Control.  Nothing contained herein shall be deemed to require the Company to take any action contrary to its Certificate of Incorporation or By-Laws, or any applicable statute or regulation, or to deprive its Board of Directors of their responsibility for any control of the conduct or the affairs of the Company.

	8.	Term. Consultant's retention hereunder shall be for a term of one year commencing on the date hereof, which shall be automatically renewed each year unless terminated by either party upon 60 days' written notice prior to the end of the term.

	9.	Miscellaneous.  This Agreement sets forth the entire agreement and understanding between the parties and supercedes all prior discussions, agreements and understandings of every and any nature between them. This Agreement is executed in and shall be construed and interpreted according to the laws of the State of Georgia.

	IN WITNESS WHEREOF, the parties have caused this Consulting Agreement to be signed by their respective officers or representatives duly authorized the day and year first above written.

USCI, INC.
By:
	Authorized Officer

CONSULTANT

	Howard Zuckerman